UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 5, 2010

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9825 Spectrum Drive, Building 3 Austin, Texas 78717
(Address of principal executive offices including Zip Code)

(512) 328-2892
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 5, 2010, HealthTronics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Endo Pharmaceuticals Holdings Inc. (“Endo”) and HT Acquisition Corp., a wholly-owned subsidiary of Endo (“Purchaser”), pursuant to which Endo will acquire the Company.

Pursuant to the terms of the Merger Agreement, and subject to the terms and conditions thereof, Endo (through Purchaser) has agreed to commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock of the Company (the “Shares”) at a price of $4.85 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the “Offer Price”). The Offer will expire at 5 p.m. New York City time on July 1, 2010, unless extended in accordance with the terms of the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission (such time, the “Offer Closing”).

The Offer, if successful, will be followed by a merger (the “Merger”) of Purchaser with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Endo. In the Merger, any Shares not tendered into the Offer, other than Shares held by the Company, Endo, Purchaser or shareholders who have validly exercised their appraisal rights under the Georgia Business Corporation Code, will be cancelled and automatically converted into the right to receive the same per share consideration paid to shareholders in the Offer.

The consummation of the Offer is subject to the satisfaction or waiver of certain conditions, including a minimum of the majority of outstanding Shares on a fully diluted basis having been tendered into the Offer, the expiration or termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act, and other customary conditions.

Pursuant to the Merger Agreement and subject to certain exceptions, the Company granted to Purchaser an irrevocable option (the “Top-Up Option”) to purchase, at a per Share price equal to the Offer Price, newly-issued Shares in an amount up to the lowest number of Shares that, when added to the number of Shares owned by Purchaser at the time of exercise of the Top-Up Option, will constitute one Share more than 90% of the total Shares outstanding on a fully-diluted basis. The price per share to be paid for the Top-Up shares will be the Offer Price.

The Merger Agreement contains certain termination rights of Endo and the Company and provides that, upon the termination of the Merger Agreement under certain circumstances, the Company would be required to pay Endo a termination fee equal to $8 million.

Concurrently with the execution and delivery of the Merger Agreement, Endo and Purchaser entered into an agreement with each of James S.B. Whittenburg, Richard A. Rusk, Clint B. Davis, Scott A. Herz and Laura A. Miller pursuant to which each of them has irrevocably agreed to tender the shares of Company common stock beneficially owned by such executive officer in the Offer. Also concurrently with the execution and delivery of the Merger Agreement, Endo and Purchaser entered into an Executive Employment Agreement with each of James S.B. Whittenburg, Richard A. Rusk, Clint B. Davis, and Scott A. Herz, which agreements will not become effective until the closing of the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Endo and the Company. The Merger Agreement contains representations and warranties that each of Endo and the Company made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger

Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Shareholder Tender Agreements

In connection with the Merger Agreement, Endo and Purchaser have entered into Shareholder Tender Agreements with the executive officers of the Company who own Shares, pursuant to which, among other things, each such executive officer agreed to irrevocably tender (and deliver any certificates evidencing) its Shares, or cause its Shares to be irrevocably tendered, into the Offer promptly following the commencement of the Offer, and in any event no later than the fifth business day following the date the executive receives the tender offer documents. Such executive officers are: James S.B. Whittenburg, Richard A. Rusk, Clint B. Davis, Scott A. Herz and Laura A. Miller. A copy of the form of Shareholder Tender Agreement is furnished herewith as Exhibit 99.2 and is incorporated in this report by reference.

Item 8.01 Other Events.

On May 5, 2010, the Company issued a press release regarding the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger, dated as of May 5, 2010, by and among Endo Pharmaceuticals Holdings Inc., HT Acquisition Corp. and HealthTronics, Inc.

99.1	Press Release issued on May 5, 2010.

99.2	Form of Shareholder Tender Agreement.

Forward Looking Statements

Cautionary Language: Statements made in this press release that are not strictly historical, including statements regarding plans, objectives and future financial performance, are “forward-looking” statements. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, among others, the risk that the tender offer and the merger will not close; the risk that HealthTronics’ business will be adversely impacted during the pendency of the tender offer and the merger; the risk that demand for and acceptance of HealthTronics’ products or services may be reduced; the risk of changes in governmental regulations; the impact of economic conditions; the impact of competition and pricing; and other factors described from time to time in HealthTronics’ periodic and current reports filed with the Securities and Exchange Commission. There can be no assurance that the proposed tender offer and merger will in fact be consummated. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Unless required by law, HealthTronics undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

The tender offer described in this release has not yet commenced. At the time the tender offer is commenced, Endo will file a tender offer statement on Schedule TO with the SEC. Investors and HealthTronics shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by HealthTronics with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov once such documents are filed with the SEC. A copy of the solicitation/recommendation statement on Schedule 14D-9 (once it becomes available) may be obtained free of charge from HealthTronics’ website at www.healthtronics.com or by directing a request to HealthTronics at 9825 Spectrum Drive, Building 3, Austin, Texas 78717, Attn: Corporate Secretary. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge from Endo’s website at www.endo.com or by directing a request to Endo at www.endo.com, or Endo Pharmaceuticals, 100 Endo Boulevard, Chadds Ford, PA 19317, Attn: Corporate Secretary’s Office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Dated: May 6, 2010	By:	/S/ RICHARD A. RUSK
	Name:	Richard A. Rusk
	Title:	Chief Financial Officer and Vice President

Exhibit Index

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger, dated as of May 5, 2010, by and among Endo Pharmaceuticals Holdings Inc., HT Acquisition Corp. and HealthTronics, Inc.

99.1	Press Release issued on May 5, 2010.

99.2	Form of Shareholder Tender Agreement.